PARTNERSHIP MANAGEMENT SERVICES AGREEMENT


	THIS PARTNERSHIP MANAGEMENT SERVICES AGREEMENT is between Lombard Partners, L.P., a Missouri limited partnership (the "Partnership"), and Cunningham-Warren Properties, L.L.C., a Kansas limited liability company (the "General Partner") and BCTC 94, Inc., a Massachusetts corporation (the "Special Limited Partner").

	WHEREAS, the General Partner, the Special Limited Partner, and Boston Capital Tax Credit Fund IV, L.P., a Massachusetts limited partnership (the "Investment Partnership") executed the Lombard Partners, L.P. Amended and Restated Agreement of Limited Partnership as of October 15, 1998 to, among other things, (i) continue the Partnership; (ii) provide for the admission of the Fund to the Partnership as a Limited Partner and the admission of the Special Limited Partner to the Partnership as the Special Limited Partner; (iii) reassign Partnership Interests; (iv) provide for the withdrawal of the certain Limited Partners; and
(v) set forth all of the provisions governing the Partnership;
and

	WHEREAS, the Partnership has been formed to acquire, own, rehabilitate, maintain and operate a 24-unit multi-family rental housing development intended for rental to individuals of low and moderate income, known as Lombard Heights Apartments and located in Springfield, Missouri (the "Apartment Complex"); and

	WHEREAS, the Partnership desires that the General Partner provide certain management services with respect to the business of the Partnership for the period commencing as of the date hereof and continuing throughout the term of the Partnership; and

	WHEREAS, the Partnership and the Special Limited
Partnership wish to appoint a management agent to manage the Apartment Complex on behalf of the Partnership.

	NOW, THEREFORE, in consideration of the foregoing, of the mutual promises of the parties hereto, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

	1.	APPOINTMENTS.  The Partnership hereby appoints the
General Partner to render certain services on behalf of the Partnership during the term of the Partnership as herein contemplated and the Special limited Partner hereby consents to the appointment of Cunningham Management Company, as management agent (the "Management Agent") for the Apartment Complex with such management rights of the Management Agent being subject to
(i) the terms of the Management Agreement, dated October ___, 1998 by and between the Partnership and the Management agent (the "Management Agreement"), (ii) the provisions of the Partnership Agreement (including, but not limited to, Sections 8.05, 8.11, 8.14, 8.15, 8.16 and 11.03 thereof) and, (iii) the terms of this Agreement.

	2.	AUTHORITY.  In conformity with the provisions of the
Partnership Agreement, throughout the term of the Partnership, the General Partner shall have the authority and the obligation to:

		(a)	administer, manage and direct the business of
the Partnership, and take such further action as it may deem necessary or desirable to further the interests of the Partnership;

		(b)	monitor the day-to-day operations of the
Apartment Complex and make recommendations with respect thereto;

		(c)	investigate and make recommendations with
respect to the selection and conduct of relations with consultants and technical advisors (including, without limitation, accountants and other similar advisors, attorneys, corporate fiduciaries, escrow agents, depositories, custodians, agents for collection, insurers, insurance agents and banks) and persons acting in any other capacity, in connection with the Partnership;

		(d)	maintain appropriate books and records of the
Partnership in accordance with sound federal income tax accounting principles, including information relating to the sale by the General Partner or any Affiliate of goods or services to the Partnership;

		(e)	be responsible for the safekeeping and use of
all funds and assets of the Partnership, including the maintenance of bank accounts;

		(f)	prepare and provide, or cause to be prepared
and provided, all reports, tax returns, financial statements and other information, in the form and at the times provided for in
Section 13.04 of the Partnership Agreement;

		(g)	as and to the extent provided in Section 13.04
of the Partnership Agreement, furnish or cause to be furnished to the Partners copies of any and all financial reports that may be requested by any party(ies) to any of the Project Documents or any governmental agencies having jurisdiction;

		(h)	furnish or cause to be furnished to the Fund
all such information as the Fund may reasonably request from time to time with respect to the financial and physical conditions of the Apartment Complex and the financial and administrative affairs of the Partnership; and

		(i)	provide office space, support staff and
administrative services as required by the Partnership.

	3.	FEES.  For services to be performed under this
Agreement, the Partnership shall pay to the General Partner, solely from the Cash Flow of the Partnership available for distribution and in accordance with Section 11.03A of the Partnership Agreement, an annual Incentive Partnership Management Fee. Such fee shall be in accordance with the provisions of the Project Documents, and shall be in an amount equal to $1,800 per year commencing in 1999, if available, out of Cash Flow in accordance with Section 11.03A of the Partnership Agreement.

	4.	WITHHOLDING OF FEE PAYMENTS.  In the event that (a)
the General Partner or any successor General Partner shall not have substantially complied with any material provisions under this Agreement or the Partnership Agreement, or (b) any financing commitment of any lender of the Partnership, or any agreement entered into by the Partnership for financing related to the Apartment Complex, shall have terminated prior to their respective termination date(s), or (c) foreclosure proceedings shall have been commenced against the Apartment Complex, then (i) the General Partner shall be in default under this Agreement and the Partnership Agreement, and the Partnership shall withhold payment of any installment of the Incentive Partnership
Management Fee payable pursuant to Section 3 of this Agreement and Section 8.11 of the Partnership Agreement.

	All amounts so withheld by the Partnership under this
Section 4 or Section 8.12 of the Partnership Agreement shall be promptly released only after the General Partner has cured the default justifying the withholding, as demonstrated by evidence reasonably acceptable to the Special Limited Partner.

	5.	ASSIGNMENT OF FEES.  The General Partner shall not
assign, pledge or otherwise encumber, for security or otherwise, the payments of the Incentive Partnership Management Fee set forth above to be made by the Partnership, or any portion(s) thereof or any of its respective right(s) thereto, without prior written notice and the written consent of the Special Limited Partner.

	6.	SUCCESSORS AND ASSIGNS; TERMINATION.  This Agreement
shall be binding on the parties hereto, their heirs, successors and assigns. However, this Agreement may not be assigned by any party without the consent of the Special Limited Partner, nor may it be terminated without the consent of the Special Limited
Partner. In the event that (a) the Interest of a General Partner as General Partner is converted, transferred or reduced pursuant to Section 6.03 of the Partnership Agreement, or (b) the General Partner or its successor(s) is removed from the Partnership pursuant to Section 8.13 of the Partnership Agreement, any further payment of fees from the Partnership pursuant to Section
3 above shall be governed by such Sections 6.03 and 8.13, as appropriate.

	7.	DEFINED TERMS.  Capitalized terms used in this
Agreement and not specifically defined herein shall have the same meanings assigned to them as in the Partnership Agreement.

	8.	SEPARABILITY OF PROVISIONS.  Each provision of this
Agreement shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purposes of this Agreement is determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid.

	9.	NO CONTINUING WAIVER.  The waiver by any party of
any breach of this Agreement shall not operate or be construed to be a waiver of any subsequent breach.

	10.	APPLICABLE LAW.  This Agreement shall be construed
and enforced in accordance with the laws of the State of Missouri.

	IN WITNESS WHEREOF, the parties have caused this Partnership Management Services Agreement to be duly executed as of October
___, 1998.

				GENERAL PARTNER:

				LOMBARD PARTNERS, L.P.

				Cunningham-Warren Properties, L.L.C.


____________________	By:  /s/ Hollis O. Cunningham
Witness					Hollis O. Cunningham, Manager


INVESTMENT PARTNERSHIP:

					BOSTON CAPITAL TAX CREDIT
					FUND IV, L.P.

					By: Boston Capital Associates IV, L.P.,
						its General Partner

						By:  C & M Associates
						     d/b/a Boston Capital
 							Associates,
							its General Partner


____________________________		By: /s/ Bonnie Kate Fox
Witness						 Bonnie Kate Fox, Attorney in
							 fact for John P. Manning,
							 General Partner

	SPECIAL LIMITED PARTNER:

						BCTC 94, Inc.


____________________________	By:_________________________
Witness	  Bonnie Kate Fox, Attorney in
fact for John P. Manning,
President